CONVERTIBLE NOTE
          This Note (the "Note") by and between Green Endeavors Inc. and Landis Experience Center LLC, (hereinafter jointly referred to as the "Company") Green Endeavors, Inc. is a company duly organized and existing under the laws of the State of Utah and Landis Experience Center LLC is a limited liability company duly organized and existing under the laws of the State of Utah, and William and Nina Wolfson, a married couple resident in Florida (hereinafter jointly referred to as the "Note Holder") and is entered into this 27th day of February, 2012:
WITNESSETH
          WHEREAS, Note Holder advanced funds to Company in the sum of Fifty Thousand Dollars ($50,000.00) (the "Amount Advanced") on or before February 27, 2012, which advance is evidenced by this Convertible Note; and
          NOW THEREFORE, in consideration of the mutual covenants and conditions contained in this Note, the parties agree, represent and warrant as follows:
          1. Issuance of the Convertible Note:

A.
By this Note and in exchange for funds advanced on or before February 27, 2012, the Company issues this Convertible Note, in the sum of Fifty Thousand Dollars ($50,000.00), dated February 27, 2012. Note Holder is entitled to interest at the rate of eleven percent (11%) per annum.

B.
As described and in accordance with paragraph 5 hereof, at the Note Holder's option on the date of conversion, all or any part of the Note may be converted into the common stock of Green Endeavors, Inc. ("Stock") at the conversion rate specified herein. Upon execution of this Note the Company agrees to authorize the issuance of and reserves for issuance the number of additional shares of common stock as may from time to time be the maximum number required for issuance upon conversion of the Note pursuant to the conversion option hereinafter granted.

C.
The Company shall be liable for equal monthly payments under the Note in the amount of $1,292.28 to include interest and principle, the first payment shall be due on April 2, 2012 and subsequent payments are due on the 2nd day of each month. The entire Note, including accrued and unpaid interest thereon, shall be due and payable, unless earlier converted into the Company's Stock as provided for herein, forty eight (48) months from the date of this Note.

          2. Representations and Warranties by the Company

A.
Green Endeavors Inc. is a corporation duly organized and existing and in good standing under the laws of the State of Utah and has the corporate power to won its own property and to carry on business as it is now being conducted.

B.
The Company has on its corporate records the lists of its shareholders, which set forth all the issued and outstanding capital stock of the Company as of the date hereof. The Company's Transfer Agent maintains such lists.

C.
There is no action or proceeding pending or threatened against the Company before any court or administrative agency, the determination of which might result in any material adverse change in the business of the Company, which has not been disclosed to the Note Holder.

D.	The Company has title to the respective properties and assets including the properties and assets reflected on all financial statements of the Company.

E.
Other than as previously disclosed to the Note Holder, the Company is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, property, assets, or financial condition and neither the execution or delivery of this Note, nor the confirmation of the transaction contemplated herein, nor the fulfillment of the terms hereof, nor the compliance with the terms and provisions hereof and of the Note, will conflict with or result in the breach of the terms, conditions or provisions or constitute a default under the Articles of the Company or of any agreement or instrument to which the Company is now a party.

F.
The Company has not declared, set aside, paid or made any dividend or other distribution with respect to its capital stock and has not made or caused to be made directly or indirectly, any payment or other distribution of any nature whatsoever to the Note Holder of its capital stock.

G.
There are no outstanding options or rights to purchase Shares of the Company and no outstanding securities with the right of conversion into Shares of the Company, except as previously disclosed to Note Holder. The Company owns or possesses adequate licenses or other rights to use, all patents, trademarks, trade names, trade secrets, and copyrights used in its business. No one has asserted to the Company that its operations infringe on the patents, recovery claims, trademarks, trade secrets or other rights used in the operation of the Company business.

H.
Neither the Company nor any agent or employee acting in its behalf has offered the Note or the Stock or any portion thereof for sale to or solicited in any offer to buy the same from the Company and neither the Company nor any agent or employee acting in its behalf will sell or offer for sale the Note or Stock or any portions thereof to or solicit any offer to buy the Note or Stock from anyone so as to bring the issuance or sale thereof to within the provisions of Section 5 of the Securities Act of 1933 or to violate the provisions thereof.

          3. Representations and Warranties by the Note Holder

The Note Holder represents and warrants that:

A.	The Note Holder has tendered the Fifty Thousand dollars (%50,000.00) to the Company.

B.	The Note Holder is a married couple residing in the state of Florida, William and Nina Wolfson.

4.	Prepayment of the Convertible Note

Company shall have the right to make prepayments on principal of the Note at any time, prior to any conversion of the Note into Stock. Such prepayment shall be accompanied by a payment of all accrued interest as of the date of payment. There shall be no premium for the amount so prepaid.

          5. Conversion

a.
Note Holder may convert the Note in whole or in part into as many fully paid and nonassessable Shares of the common stock of Green Endeavors, Inc. ("Green") as the principal amount of the Note so converted allows by the terms hereof, so long as such conversion does not result in Note Holder then holding in excess of 5% of the issued and outstanding shares of Green's common stock and therefore the maximum number of shares that the Note Holder may receive in any conversion shall be equal to or less than 5% of the issued and outstanding shares of Green's common stock, when aggregated with any other common stock held by the Note Holder. The conversion price shall be fifty percent (50%) of the bid price on the date of conversion. In order to exercise the right of conversion, Note Holder shall provide a written notice of conversion specifying the amount of the Note to be converted. If any of the Note shall be converted in part, the Company may, at its option and without charge to the Note Holder, either (i) execute and deliver to the Note Holder a new note for the balance of the principal amount that remains unconverted, or (ii) make a notation on the Note of the amount converted.

b.
Upon conversion of any of the Note, all accrued and unpaid interest on the principal amount shall be paid to the Note Holder by the Company, either in cash or Stock, unless such interest is waived by the Note Holder.

c.
In the event that Green shall at any time divide its outstanding shares of common stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the case of outstanding shares of common stock of Green shall be combined into a smaller number of shares, the actual conversion price in effect immediately prior to such combination shall be proportionatey increased.

d.
No fractional share of Stock shall be issued upon conversion of any of the Note. If the Note Holder shall have converted all of the Note held by it other than a principal amount so small that less than a whole share of Stock would be available for issuance upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for payment, or leave the same outstanding until the maturity of the Note.

e.
In any reclassification or change of outstanding shares of common stock available for issue upon conversion of the Note (other than a change in stated value or from no par to a stated par value) or in the case of any consolidation or merger of Green with any other company, or in the case of the sale and conveyance to another corporation or person of the property of Green in its entirety or substantially as an entirety, Green shall, as a condition precedent to such transaction, cause effective provisions to be made that the Note Holder of the Note shall have the right thereafter to convert the Note into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by the Note Holder of the number of shares of common stock of Green into which the Note might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

          6. Covenants

The Company covenants that, so long as the Note is outstanding, it will permit the Note Holder to visit and inspect, at the Note Holders expense, any of the property of the Company, including its books and records, and to discuss the affairs, finances and accounts of the Company with its officers.

          7. Event of Default

The breach of any of the events or conditions contained in this Note may constitute an event of default under this Note. Payments due under the terms hereof shall not be considered past due for a period of 10 days after the due date. The Note Holder may give written notice of such breach and if the Company shall within thirty (30) days after receipt of such written notice have failed to correct such occurrence of condition, then the Note Holder may call the Note due in its entirety and may otherwise avail itself of all legal remedies available.

          8. Miscellaneous

a.
Any and all notices, approvals or other communications to be sent to the parties shall be deemed validly and properly given if made in writing and delivered by hand or by registered or certified mail, return receipt requested, and addressed to the Company at its principal office or to the Note Holder of the Note at the addresses given to the Company by the Note Holder.

b.	This Note may not be modified, amended or terminated except by written agreement executed by the parties hereto.

c.
The waiver of any breach or default hereunder shall not be considered valid unless in writing and signed by the party giving such notice and no waiver shall be deemed a waiver of any subsequent breach or default of the Note.

d.	The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the Note.

e.	The validity, construction, interpretation and enforceability of this Note shall be determined and governed by the laws of the State of Utah.

f.	This Note and its provisions shall be binding upon and inure to the benefit of the parties and their successors and assigns.

g.
This Note may be executed in one or more counterparts, each which shall be deemed an original. Electronic and fax signatures shall be treated as originals.' h. This Note constitutes the entire agreement between the parties, and any prior agreements, written or oral, are hereby merged into this Note, and the only enforceable terms and agreement between the parties are the terms set forth in this Note.

IN WITNESS WHEREOF, the makers Green Endeavors Inc. and Landis Experience Center LLC have executed this Convertible Note as of the date first written above.
GREEN ENDEAVORS INC.

By:
Richard Surber, President and CEO
Landis Experience center LLC

By:
Richard Surber, Manager
          Payment of the note to Holders hereof is personally guaranteed by Richard Surber in his individual capacity.

Richard Surber, Personally and as a guarantor of the payment of the note.